                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-86972


                       [SPECIALTY TRUST, INC. LETTERHEAD]


                            SECURED INVESTMENT NOTES
                                DECEMBER 20, 2002

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                      TERM                               RATE
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                    6 MONTHS                             4.00%

                    9 MONTHS                             4.50%

                     1 YEAR                              6.00%

                     2 YEAR                              6.50%

                     5 YEAR                              7.50%

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 OUR SECURED INVESTMENT NOTES ARE AVAILABLE FROM 2 MONTH UP TO 5 YEAR TERMS AND
  ARE PRICED BY US EACH MONTH TO ACHIEVE FOR INVESTORS HIGHER YIELDS THAN BANK
    CDS WITH SIMILAR TERMS OR BANK MONEY MARKET ACCOUNTS IN OUR MARKET AREA.

    - NOTES ARE ISSUED THE 20TH OF EVERY MONTH IN A LIMITED SUPPLY WITH A MINIMUM INVESTMENT OF $25,000.

    - SPECIALTY TRUST COLLATERALIZED INVESTMENT NOTES ARE PRIMARILY COLLATERALIZED BY MORTGAGE LOANS WITH A PRINCIPAL BALANCE OF 150% OF SECURED NOTES. THE COLLATERAL IS HELD BY AN INDEPENDENT, THIRD PARTY TRUSTEE, DEUTSCHE BANK NATIONAL TRUST COMPANY, ONE OF WALL STREET'S MOST RESPECTED INSTITUTIONS.

                                     CONTACT
                                STACY ASTERIADIS
                                 (775) 826-0809
                              stacy@specialtyfi.com

   The prospectus dated May 7, 2002, should be read in its entirety by anyone considering an investment in the Collateralized Investment
                  Notes being offered by Specialty Trust, Inc.
   CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13 OF THE PROSPECTUS.

     THE INVESTMENTS REFERRED TO ABOVE ARE NOT INSURED OR GUARANTEED BY ANY
       GOVERNMENTAL AGENCY. OFFERS OF THESE NOTES ARE MADE BY PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
   COMMISSION HAS APPROVED OR DISPROVED THESE SECURITIES OR DETERMINED IF THE
        PROSPECTUS OR PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
         AVAILABLE ONLY TO RESIDENTS OF NEVADA, CALIFORNIA AND COLORADO

                        Supplement dated December 3, 2002
                       to the Prospectus dated May 7, 2002


   "The Company has agreed with Mr. Matt Milotich that for investors referred by him to the Company he will receive a commission of 0.25% of the balance of Notes purchased by such investors."